EXHIBIT 21.1


                                  SUBSIDIARIES


                                          STATE OF          NAME UNDER WHICH
SUBSIDIARY                             INCORPORATION    SUBSIDIARY DOES BUSINESS
----------                             -------------    ------------------------

Hall GMC, Inc.                          North Dakota          Corporate Name
     (100% owned)

Hall Truck Center, Inc                  North Dakota          Corporate Name
     (100% owned)

Minnesota Valley Irrigation, Inc.        Minnesota            Corporate Name
     (100% owned)                                               (inactive)

RDO Agriculture Equipment Co.           North Dakota         RDO Equipment Co.
     (100% owned)

RDO Construction Equipment Co.          North Dakota         RDO Equipment Co.
     (100% owned)

RDO Financial Services Co.              North Dakota          Corporate Name
     (100% owned)

RDO Material Handling Co.                Minnesota            Corporate Name
     (100% owned)

RDO Truck Center Co.                    North Dakota          Corporate Name
     (100% owned)

RDO Truck Riverside Co.                 North Dakota       RDO Truck Center Co.
     (100% owned by RDO Truck
      Center Co.)

Salinas Equipment Distributors, Inc.     California           Corporate Name
     (100% owned)